Exhibit 99.1

Aterian Announces Preliminary Fourth Quarter & Full Year 2022 Net Revenue Results

Fourth Quarter 2022 Revenue Range $54.0 Million To $55.0 Million

CEO to Take 80% of 2023 Base Salary in Restricted Aterian Common Stock

NEW YORK, January 17, 2023 – Aterian, Inc. (Nasdaq: ATER) (“Aterian” or the “Company”) today announced preliminary net revenue results for the fourth quarter and fiscal year 2022 ended December 31, 2022. The net revenue information is based on preliminary data, which has not been subjected to our normal year end closing and review procedures. The Company expects to report its audited year end results in March 2023.

The Company expects fourth quarter net revenue in the range of $54.0 million to $55.0 million and full year 2022 net revenue in the range of $220.0 million to $221.0 million.

“Our fourth quarter revenue was on the top end of our previous projection and we believe Aterian is set up well for a strong 2023,” commented Yaniv Sarig, CEO of Aterian. "We are executing on our plan to liquidate higher cost inventory and protect market share of our leading products in order to reach our target sustainable contribution margin. We continue to believe we are on the path to achieving Adjusted EBITDA profitability in the second half of 2023. Further, as a testament to my confidence that our trajectory is heading in the right direction, I have elected to receive almost all of my 2023 base salary in Aterian’s stock.”

About Aterian, Inc.

Aterian, Inc. (Nasdaq: ATER) is a leading technology-enabled consumer product platform that builds, acquires, and partners with best-in-class e-commerce brands by harnessing proprietary software and an agile supply chain to create top selling consumer products. The Company’s cloud-based platform, Artificial Intelligence Marketplace Ecommerce Engine (AIMEE™), leverages machine learning, natural language processing and data analytics to streamline the management of products at scale across the world's largest online marketplaces with a focus on Amazon, Shopify and Walmart. Aterian has thousands of SKUs across its many owned and operated brands and sells products in multiple categories, including home and kitchen appliances, health and wellness, beauty and consumer electronics.

Forward Looking Statements

All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements regarding our expected net revenue range for the fourth quarter of 2022; our target of achieving adjusted EBITDA profitability in the second half of 2023; our ability to extend market share and reduce costs; our expectations with respect to contribution margin and adjusted EBITDA; and our ability to manage our inventory, including through liquidation of inventory. These forward-looking statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties and other factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to, those related to global shipping disruptions; our ability to continue as a going concern; our ability to meet financial covenants with our lenders; our ability to create operating leverage and efficiency when integrating companies that we acquire or have acquired, including through the use of our team’s expertise, the economies of scale of our supply chain and automation driven by our platform; our ability to grow internationally and through the launch of products under our brands and the acquisition of additional brands; the impact of COVID-19, the war in the Ukraine, the rising tensions between China and Taiwan and other macroeconomic factors, including their impact on consumer demand, our cash flows, financial condition, forecasting and revenue growth rate; our supply chain including sourcing, manufacturing, warehousing and fulfillment; our ability to manage expenses, working capital and capital expenditures efficiently; our business model and our technology platform; the impact of intangible assets such as goodwill, and other impairments; disruptions to the Company's information technology systems, including but not limited to potential or actual security breaches of systems protecting consumer and employee information or other types of cybercrimes or cybersecurity attacks; our ability to disrupt the consumer products industry; our ability to maintain and grow market share in existing and new product categories; our ability to generate profitability and stockholder value; international tariffs and trade measures; inventory management, product liability claims, recalls or other safety and regulatory concerns; reliance on third party online marketplaces; seasonal and quarterly variations in our revenue and expenses; acquisitions of other companies and technologies and our ability to successfully integrate such companies and technologies with our business; our ability to continue to access debt and equity capital (including on terms advantageous to the Company) and the extent of our leverage; and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), all of which you may obtain for free on the SEC’s website at www.sec.gov.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contact:

Ilya Grozovsky

Vice President of Investor Relations & Corp. Development

Aterian, Inc.

ilya@aterian.io

917-905-1699